SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 9, 2004

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)


Nevada                                                               93-1221399
------                                                               ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3760 Pecos McLeod Drive, Las Vegas, Nevada                               89121
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(Address of principal executive offices)                            (Zip Code)



                                  (702)317-1610
                                  -------------
              (Registrant's Telephone Number, Including Area Code)








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ITEM 8.01 OTHER EVENTS.

LitFunding Corp., a Nevada corporation (the "Registrant") announces today that it has signed its third non-binding Letter of Intent in recent months; this Letter of Intent with International Monetary Group, Inc., a Delaware corporation, ("IMG") pertains to a multi-stage $5 million round of funding. As proposed, IMG will either make a capital investment or make a loan to a limited liability company formed together with LitFunding USA, the new wholly owned operating subsidiary of the Registrant. Under the terms of the agreement, the limited liability company will receive fees for originating, servicing and managing investments made with these funds. After the return of capital invested to IMG, both the limited liability company and IMG will participate equally in the fees generated from the investments made. This third Letter of Intent for $5 million means that the Registrant has attracted $10 million in the 5 months period following its emergence from bankruptcy.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Except for historical information contained herein, the matters set forth in this report are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Registrant's Safe Harbor Compliance Statement for Forward-looking Statements included in the Registrant's recent filings, including Form 10-KSB and 10-QSB, with the Securities and Exchange Commission.

ITEM 9.01 EXHIBITS.

The following exhibits are filed with this report on Form 8-K.

EXHIBIT NUMBER         EXHIBIT

99.1                   Press Release






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         LitFunding Corp.
                                         a Nevada corporation


December 9, 2004                    By:  /s/ Morton Reed
                                         -----------------------------------
                                         Morton Reed, Chief Executive Officer